	Investor Contact:	Teri L. Miller
(954) 308-8216
terilmiller@sfngroup.com

FOR IMMEDIATE RELEASE	Media Contact:	Lesly Cardec
(800) 422-3819
leslycardec@sfngroup.com

SFN GROUP ANNOUNCES SHARE REPURCHASE AUTHORIZATION

FORT LAUDERDALE, Fla., May 31, 2011 — SFN Group, Inc. (NYSE: SFN) today announced that its Board of Directors has authorized the repurchase of up to $75 million of the Company’s outstanding common stock.  Repurchases will occur from time to time in open-market transactions, in privately negotiated transactions, and through purchases made in accordance with Rule 10b-18 and/or 10b5-1 of the Securities and Exchange Act of 1934, based on business, market and other considerations.  The repurchase program does not require the Company to repurchase any specific number of shares, and may be terminated at anytime.

SFN Group president and CEO Roy Krause commented, “Our management team and Board of Directors are committed to creating long-term value for our shareholders.  This new repurchase program reflects our confidence in the Company, its solid financial position and strong cash flow prospects.”

ABOUT SFN GROUP, INC.

SFN Group (NYSE:SFN) is a strategic workforce solutions company that provides professional services and general staffing to help businesses more effectively source, deploy and manage people and the work they do.  As an industry pioneer, SFN Group has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs for more than 65 years.

With approximately 560 locations in the United States and Canada, SFN delivers strategic workforce solutions that improve business performance.  From outsourcing to technology to professional services to staffing, SFN delivers the best combination of people, performance and service to improve the way work gets done.  It provides its services to over 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations.  The company employs more than 170,000 people annually through its network and is one of North America’s largest employers. SFN provides its solutions through a family of specialized businesses:  Technisource, Tatum, The Mergis Group, Todays Office Professionals, SourceRight Solutions and Spherion Staffing Services.  To learn more, visitwww.sfngroup.com.

        This release contains statements that are forward looking in nature, within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry and we may be unable to compete successfully against existing or new competitors; Economic conditions – significant economic down turns could result in  lower demand from customers and lower revenues; Government Regulation - government regulation may significantly increase our costs, including payroll-related costs and unemployment taxes; Third-Party Vendor Managers – providing our services through third-party vendor managers may expose us to financial losses; Customers – a loss of customers, or the deterioration in the financial condition of customers,  may have a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain covenant requirements could impact the amount of availability we may borrow under our revolving lines of credit and the cost of our borrowings; Business strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain customer contracts contain termination provisions and pricing risks that could decrease revenues, profitability and cash flow; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – acquisitions and related integration activities could have a material adverse effect on our financial condition, results of operation and cash flows; Business interruptions – business interruptions could have an adverse effect on our operations; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Self-Insurance programs – unexpected changes in claim trends in our self-insured workers' compensation and benefit plans may negatively impact our financial condition; and International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly.  These and additional factors discussed in this release and in SFN’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.